UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	February 19, 2018

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2018, the Board of Directors of Teleflex Incorporated (the "Company") approved a supplemental $1 million cash bonus award for Benson F. Smith, the Company's Chairman and former Chief Executive Officer. The award, which is in addition to Mr. Smith's bonus award in respect of the achievement of operational and individual performance metrics under the Company's 2017 annual incentive program, principally is intended to recognize the significant shareholder value created through the $4 billion growth in the Company's market capitalization in 2017 under Mr. Smith’s leadership. The award is also intended to recognize Mr. Smith's leadership in completing two key acquisitions in 2017 to position the Company for future growth.
On February 19, 2018, the Compensation Committee of the Board approved a supplemental $50,000 cash bonus award for James J. Leyden, Vice President, General Counsel and Secretary of the Company. The award, which is in addition to Mr. Leyden's bonus award in respect of the achievement of operational and individual performance metrics under the Company's 2017 annual incentive program, was intended to recognize Mr. Leyden's significant contributions in completing two key acquisitions in 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018	TELEFLEX INCORPORATED By: /s/ Cameron P. Hicks Name: Cameron P. Hicks Title: Vice President, Global Human Resources and Employee Communications